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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated November 10, 2010, relating to (i) the consolidated financial statements and financial statement schedule of Tyco Electronics Ltd. and subsidiaries and (ii) the effectiveness of Tyco Electronics Ltd. and subsidiaries' internal control over financial reporting appearing in the Annual Report on Form 10-K of Tyco Electronics Ltd. and subsidiaries for the year ended September 24, 2010, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
December 13, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM